FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
                      AND WAIVER AGREEMENT


     This First Amendment to Loan and Security Agreement and Waiver Agreement (the "First Amendment") is made as of this 27th day of June, 1996 by and between Sanwa Business Credit Corporation as
Lender ("Lender") and C&L Communications, Inc. as Borrower
("Borrower").

     WHEREAS, Lender and Borrower entered into that certain Loan and Security Agreement dated as of January 2, 1996 (the "Agreement), and various other agreements, instruments and documents (the "Ancillary Agreements") pursuant to which Lender made certain loans and advances to Borrower upon the terms and conditions set forth in the Agreement, and

     WHEREAS, Borrower has requested certain modifications and waivers to the Agreement and Lender has agreed to such modifications, amendments and waivers as set forth in this First
Amendment;

     NOW, THEREFORE, in consideration of the terms and conditions contained herein and of any loans or advances now or hereafter made to or for the benefit of Borrower by Lender, effective as of the date hereof, the parties hereto agree to the following amendments, modifications and waivers to the Agreement.

     1. Section 1 of the Agreement is hereby amended by adding the following subsection 1.68 after subsection 1.67:

     " 1.67 "EBIT" shall mean "INCOME FROM OPERATIONS" as determined in accordance and consistent with the financial projections provided to Lender by Borrower dated June 17, 1996, a copy of which is attached hereto as Exhibit "A"."

     2.  Section 10.1(A)(v) of the Agreement, the Pre-Tax Net
Income covenant, is hereby amended by deleting it in its entirety and replacing it with the following:

          "EBIT of not less than the cumulative amount indicated below commencing with the EBIT for the quarter ending June
     30, 1996 through the period indicated:

       CUMULATIVE EBIT REQUIRED       THROUGH QUARTER ENDING
       ------------------------       ----------------------
             $   115,000                June 30, 1996
             $   446,000                September 30, 1996
             $   730,000                December 31, 1996
             $ 1,174,000                March 31, 1997
     after March 31, 1997 the cumulative required EBIT shall be as determined by Lender, in its discretion, based upon annual projections provided to Lender from time to time pursuant to
     Section 10.1(E)(iii);"

     3. Section 10.1(E)(i) of the Agreement is hereby amended by deleting the phrase "and containing the unqualified opinion of such independent certified public accountants with respect to the financial statements" that appears therein and replacing it with the following:

          "and containing an unqualified special purpose report on the stand alone financial statements of Borrower thereby excluding the consolidation of C&L Acquisition Corporation and Valley
Communications, Inc. and reflecting only the investment in C&L
Acquisition Corporation recorded on the equity method of accounting."

     4. Section 10.1(A)(v) of the Agreement is hereby waived for the rolling 12 month periods ended March 31, 1996 and April 30, 1996.

     5. Sections 10.2(D) and (M) of the Agreement are hereby waived for the periods ended March 31, 1996 and April 30, 1996.

     6.  In order to induce the Lender to enter into this First
Amendment, the Borrower represents and warrants that:

          a. The execution and delivery of this First Amendment and the performance by the Borrower of its obligations hereunder are within the Borrower's corporate powers and authority, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with the charter or by-laws of the Borrower. This First Amendment has been duly executed and delivered by the Borrower, and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

          b. No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of this First Amendment.

          c. The execution, delivery and performance by the Borrower of this First Amendment does not and will not violate any law, governmental regulation, judgment, order or decree applicable to the Borrower and does not and will not violate the provisions of, or constitute a default or any event or default under, or result in the creation of any security interest or lien upon any property of the Borrower pursuant to any indenture, mortgage, instrument, contract, agreement or other undertaking to which the Borrower is a party or is subject or by which the Borrower or any of the Borrower's real or personal property may be bound.

          d. The Borrower knows and understands the content of this First Amendment and has had an opportunity to review and consider the terms of this First Amendment with counsel of the Borrower's choice.

     7. Borrower agrees to pay all charges, costs, expenses and reasonable attorneys' fees incurred by Lender in connection with the negotiation, documentation and preparation of this First Amendment and any other documents in connection herewith and in carrying out and enforcing the terms of this First Amendment.

     8. Lender's agreement to the terms and conditions of this First Amendment is conditioned upon Lender receiving this First Amendment duly executed by Borrower and Lender and the other signatories hereto in form and content satisfactory to Lender and its counsel.

     9. Except as specified in numbered paragraphs 4 and 5 above, Lender is not waiving any rights under the Agreement or any Ancillary Agreements and, except as expressly stated herein or previously modified in a writing signed by Lender, all of the terms, covenants and additions of the Agreement and the Ancillary Agreements shall remain unmodified in full force and effect. The waivers set forth in numbered paragraphs 4 and 5 of this First Amendment shall be effective only to the extent set forth herein. The waivers provided in this First Amendment shall not establish a course of dealing and shall not, under any circumstances, constitute a waiver by Lender of any subsequent failure on the part of Borrower to comply with the provision of Sections 10.1(A) and 10.2(D) and (M) of this Agreement. The waivers contained herein are specifically limited to the facts, time periods and circumstances described herein.

     10. This First Amendment shall be part of the Agreement, the terms of which are incorporated herein, and a breach of any representation, warranty or covenant contained herein or in the Agreement or the failure to observe or comply with any term or agreement contained here, shall constitute a Default under the Agreement and Lender shall be entitled to exercise all rights and remedies that it may have under the Agreement, Ancillary Agreements and applicable law. Capitalized terms used herein and not otherwise defined shall have the same meaning as provided in the Agreement.

     11. THIS FIRST AMENDMENT AND (UNLESS OTHERWISE EXPRESSLY STATED THEREIN) EACH OTHER LOAN DOCUMENT AND/OR ANCILLARY AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. WHEREVER POSSIBLE, EACH PROVISION OF THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT AND ANCILLARY AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR ANCILLARY AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AMENDMENT OR SUCH OTHER LOAN DOCUMENT OR ANCILLARY AGREEMENT.

ALL OBLIGATIONS OF THE BORROWER, AND ALL RIGHTS OF THE LENDER AND
OF ANY OTHER HOLDER OF ANY NOTE, EXPRESSED HEREIN OR IN THE NOTES
SHALL BE IN ADDITION TO AND NOT IN LIMITATION OF THOSE PROVIDED BY
APPLICABLE LAW.

     12. This First Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute but one and the same agreement.

     13. This First Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the sole benefit of the Borrower and the Lender and the successors and assigns of the Lender.

Delivered at Chicago, Illinois, as of the day and year first written above.

C&L COMMUNICATIONS, INC.

By: /s/ R. Scott Miswald
        Assistant Secretary


SANWA BUSINESS CREDIT CORPORATION

By: /s/ John P. Thacker
        Vice President